EXHIBIT 4.3
                                                                     -----------

              NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE
                NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF
             HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                  AS AMENDED, OR UNDER ANY STATE SECURITIES LAW
                           AND MAY NOT BE TRANSFERRED
                 IN VIOLATION OF SUCH ACT OR LAWS, THE RULES AND
                    REGULATIONS THEREUNDER OR THE PROVISIONS
                           OF THIS WARRANT CERTIFICATE



                                                              __________________



            WARRANTS TO PURCHASE AN AGGREGATE OF ____________ SHARES
                               OF COMMON STOCK OF
                       NETWORK-1 SECURITY SOLUTIONS, INC.
             (INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE)

                                    ISSUED TO
                         _____________________________


                             DATED: _______________


                  THIS IS TO CERTIFY that, for value received, _______________ , or his or its registered assigns (herein collectively referred to as the "Warrantholder"), is entitled to the number of Warrants (the "Warrants") set forth above, each of which represents the right, upon the due exercise hereof, at any time commencing on the date hereof (the "Commencement Date") and ending on _______________ (the "Expiration Date"), to purchase from Network-1 Security Solutions, Inc., a Delaware corporation (the "Company"), one share of common stock, par value $.01 per share (the "Common Stock"), of the Company upon surrender hereof, with the form of election to purchase included herein (the "Election to Purchase") completed and duly executed, at the office of the Company, and upon simultaneous payment therefor of an exercise price per share equal to the Purchase Price (as defined in Section 1 below) in cash and/or check payable to the order of the Company. The number of shares of Common Stock issuable upon exercise of the Warrants (individually, a "Share" and collectively, the "Shares") and the Purchase Price therefor are subject to adjustment as provided herein.


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         1. Purchase Price

         The purchase price for the Shares purchasable hereunder (the "Purchase Price") shall be equal to $__________ per Share, subject to adjustment as hereinafter described.

         2. Definition of Market Price

         Unless otherwise provided herein, for purposes of any computations made hereunder, "Market Price" per share of Common Stock on any date shall be: (i) if the Common Stock is listed or admitted for trading on any national securities exchange, the last reported sales price as reported on such national securities exchange; (ii) if the Common Stock is not listed or admitted for trading on any national securities exchange, the average of the last reported closing bid and asked quotation for the Common Stock as reported on the Nasdaq Stock Market's National Market ("NNM") or a similar service if NNM is not reporting such information; (iii) if the Common Stock is not listed or admitted for trading on any national securities exchange or NNM or quoted by the Nasdaq Stock Market's SmallCap Market ("NSM") or a similar service, the average of the last reported bid and asked quotation for the Common Stock as quoted by a market maker in the Common Stock (or if there is more than one market maker, the bid and asked quotation shall be obtained from two market makers and the average of the lowest bid and highest asked quotation shall be the "Market Price"); or (iv) if the Common Stock is not listed or admitted for trading on any national securities exchange or NNM or quoted by NSM and there is no market maker in the Common Stock, the fair market value of such shares as determined in good faith by the Board of Directors of the Company.

         3. Transfer

         The Warrants may not be transferred, sold or assigned except to, in whole or in part (i) any entity controlled by, or under common control with, the Warrantholder, (ii) the spouse, lineal descendants, estate or a trust for the benefit of any of the foregoing, or (iii) by operation of law.

         4. Issuance of Shares

         Subject to the restrictions set forth in Section 5 below, upon surrender of the Warrants and payment of the Purchase Price as aforesaid, the Company shall issue and deliver with all reasonable dispatch the certificate(s) for the Shares to or upon the written order of the Warrantholder and in such name or names as the Warrantholder may designate. Such certificate(s) shall represent the number of Shares issuable upon the exercise of the Warrants, together with a cash amount in respect of any fraction of a Share otherwise issuable upon such exercise.

         Certificates representing the Shares shall be deemed to have been issued and the person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of the surrender of the Warrants and payment of the Purchase Price as aforesaid; notwithstanding that the transfer books for the Shares or other classes of stock purchasable upon the exercise of the Warrants shall then be closed or the certificate(s) for the Shares in respect


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of which the Warrants is then exercised shall not then have been actually delivered to the Warrantholder. As soon as practicable after each such exercise of the Warrants, the Company shall issue and deliver the certificate(s) for the Shares issuable upon such exercise, registered as requested. The Warrants shall be exercisable, at the election of the registered holder hereof, either as an entirety or from time to time for part of the number of Shares specified herein, but in no event shall fractional Shares be issued with regard to the exercise of the Warrants. In the event that only a portion of the Warrants is exercised at any time prior to the close of business on the Expiration Date, a new warrant certificate shall be issued to the Warrantholder for the remaining number of Shares purchasable pursuant hereto. The Company shall cancel the Warrants when they are surrendered upon exercise.

         Prior to due presentment for registration of transfer of the Warrants, the Company shall deem and treat the Warrantholder as the absolute owner of the Warrants (notwithstanding any notation of ownership or other writing on this warrant certificate made by anyone other than the Company) for the purpose of any exercise hereof or any distribution to the Warrantholder and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         5. Payment of Expenses, Taxes, etc. upon Exercise

         The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of the Shares issuable upon the exercise of the Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Shares in a name other than that of the Warrantholder upon the exercise of the Warrants, and in such case the Company shall not be required to issue or deliver any certificates for Shares until or unless the person or persons requesting the issuance have paid to the Company the amount of such tax or have established to the Company's satisfaction that such tax has been paid or is not required to be paid.

         6. Lost, Stolen, or Mutilated Warrant Certificate

         In case this warrant certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver, in exchange and substitution for and upon cancellation of the mutilated warrant certificate, or in lieu of and substitution for the warrant certificate lost, stolen or destroyed, a new warrant certificate of like tenor and representing an equivalent number of Shares purchasable upon exercise, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such warrant certificate and reasonable indemnity, if requested, also reasonably satisfactory to the Company. No bond or other security shall be required from the original Warrantholder in connection with the replacement by the Company of a lost, stolen or mutilated warrant certificate.

         7. Covenants of Company

         (a) The Company shall at all times through the Expiration Date reserve and keep available, out of its aggregate authorized but unissued shares of Common Stock, the number of Shares deliverable upon the exercise of the Warrants.

         (b) Before taking any action which would cause an adjustment pursuant to the terms set forth herein reducing the portion of the Purchase Price attributable to the Shares below the then par value (if any) of such Shares, the Company shall take any corporate action which may, in the opinion of its counsel (which may be counsel regularly engaged by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares at the Purchase Price as so adjusted.

         (c) The Company covenants that all Shares issued upon exercise of the Warrants shall, upon issuance in accordance with the terms hereof, be fully paid and nonassessable and free from all pre-emptive rights and taxes, liens, charges and security interests created by the Company with respect to the issuance and holding thereof.

         (d) For so long as the Warrants are outstanding, the Company shall notify the Warrantholder not less than 30 days prior to any cash dividend being paid to the holders of Common Stock.

         8. Rights Upon Expiration

         Unless the Warrants are surrendered and payment made for the Shares as herein provided before the close of business on the Expiration Date, this warrant certificate will become wholly void and all rights evidenced hereby will terminate after such time.

         9. Exchange of Warrant Certificate

         Subject to the provisions of Section 3 above, this warrant certificate may be exchanged for a number of warrant certificates of the same tenor as this warrant certificate for the purchase in the aggregate of the same number of Shares of the Company as are purchasable upon the exercise of this warrant certificate, upon surrender hereof at the office of the Company with written instructions as to the denominations of the warrant certificates to be issued in exchange.

         10. Adjustment for Certain Events

         (a) In case the Company shall at any time after the date the Warrants are first issued (i) declare a dividend on the Common Stock payable in shares of the Company's capital stock (whether in shares of Common Stock or of capital stock of any other class), (ii) subdivide the outstanding Common Stock, (iii) reverse split the outstanding Common Stock into a smaller number of shares, or
(iv) issue any shares of the Company's capital stock in a reclassification of the Common

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Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, reverse split or reclassification, and/or the number and kind of shares of capital stock issuable upon exercise of the Warrants on such date, shall be proportionately adjusted so that the holder of any Warrant exercised after such time shall be entitled to receive the aggregate number and kind of securities which, if such Warrant had been exercised immediately prior to such date, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, reverse split or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

         (b) In case the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of earnings, consolidated earnings, if the Company shall have one or more subsidiaries, or earned surplus, or dividends payable in Common Stock) or rights, options or warrants to subscribe for or purchase Common Stock, then, in each case, the Purchase Price per Share to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the current Market Price for a share of Common Stock on such record date less the fair market value of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights, options or warrants applicable to one share of Common Stock, and of which the denominator shall be the current Market Price for a share of Common Stock. In the event that the Company and the Warrantholder cannot agree as to such fair market value, such determination of fair market value shall be made by an appraiser who shall be mutually selected by the Company and the Warrantholder, and the reasonable costs of such appraiser shall be borne by the Company. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

         (c) No adjustment in the Purchase Price shall be required unless such adjustment would require a decrease of at least one cent ($0.01) in such price; provided, however, that any adjustment which by reason of this Section 10(c) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 10 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be, but in no event shall the Company be obligated to issue fractional shares of Common Stock or fractional portions of any securities upon the exercise of the Warrants.

         (d) In the event that at any time, as a result of an adjustment made pursuant to Section 10 hereof, the holder of any Warrant thereafter exercised shall become entitled to receive any shares of capital stock or warrants or other securities of the Company other than the Shares, thereafter the number of such other shares of capital stock or warrants or other securities so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this Section 10, and the provisions of this warrant certificate with respect to the Shares shall apply, to the extent applicable, on like terms to any such other shares of capital stock or warrants or other securities.

         (e) Upon each adjustment of the Purchase Price as a result of calculations made in this Section 10, each Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Shares (calculated to the nearest hundredth), obtained by (i) multiplying the number of Shares purchasable upon exercise of a Warrant immediately prior to such adjustment of the Purchase Price by the Purchase Price in effect immediately prior to such adjustment and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

         (f) In case of any capital reorganization of the Company or of any reclassification of the Common Stock (other than a change in par value or from a specified par value to no par value or from no par value to a specified par value or as a result of subdivision or combination) or in case of the consolidation of the Company with, or the merger of the Company into, any other corporation (other than a consolidation or merger in which the Company is the continuing corporation) or of the sale of the properties and assets of the Company as, or substantially as, an entirety, each Warrant shall, after such reorganization, reclassification, consolidation, merger or sale, be exercisable, upon the terms and conditions specified herein, for the number of shares of Common Stock or other capital stock or warrants or other securities or property to which a holder of the number of shares of Common Stock purchasable (at the time of such reorganization, reclassification, consolidation, merger or sale) upon exercise of such Warrant would have been entitled upon such reorganization, reclassification, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this Section 10(f) with respect to the rights and interests thereafter of the registered holders of all Warrants shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of Common Stock or other capital stock or warrants or other securities or property thereafter deliverable on the exercise of the Warrants. The subdivision, reverse split or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares shall not be deemed to be a reclassification of the Common Stock for the purposes of this Section 10(f).

         (g) In any case in which this Section 10 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event issuing to the Warrantholder, if such Warrantholder exercised any Warrant after such record date, shares of capital stock or warrant or other securities of the Company, if any, issuable upon such exercise over and above the Shares issuable, on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to the holder a due bill or other appropriate instrument evidencing such holder's right to receive such shares of capital stock or warrants or other securities upon the occurrence of the event requiring such adjustment.

         11. Piggyback Registration Rights.

         (i) The Warrantholder is hereby granted the right to "piggyback" the Shares on each registration statement filed by the Company so long as the registration form to be used is suitable for the registration of the Shares (a "Piggyback Registration") (it being understood that the Form S-8 and Form S-4 may not be used for such purposes), all at the Company's cost and expense (except commissions or discounts) PROVIDED, HOWEVER, that this paragraph (a) shall not apply to any Shares if such Shares may then be sold within a six (6) month period under Rule 144 (assuming the Warrantholder's compliance with the provisions of the Rule) and the Company delivers an opinion to that effect to the transfer agent; and PROVIDED, FURTHER, that if the offering with respect to which a registration statement is filed is an underwritten primary or secondary offering of the Company's securities and the managing underwriter advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without adversely affecting such underwriter's ability to effect an orderly distribution of such securities or otherwise adversely affecting such offering (including, without limitation, causing a diminution in the offering price of the Company's securities) the Company will include such registration statement: (i) first, the securities being sold for the account of the Company;
(ii) second, the number of Registrable Securities to be included that, in the opinion of such underwriter, can be sold pro rata among the respective holders of such securities on the basis of the amount of shares then owned by each such holder. The Company shall give the Warrantholder at least fifteen (15) days written notice of the intended filing date of any registration statement, other than a registration statement filed on Form S-4 or Form S-8 and the Warrantholder shall have seven (7) days after such receipt of such notice to notify the Company of its intent to include the Shares in the registration statement. The Company shall keep any registration statement onto which the Warrantholder has "piggybacked" the Shares current and effective for a period of up to 150 days from the date on which the Warrantholder is first entitled to sell the total number of his Registrable Securities registered thereunder.

         (ii) If, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to Warrantholder (as well as all other holders of the Registrable Securities) and (i) in the case of a determination not to register, shall be relieved of its obligation to register the Shares in connection with such abandoned registration and (ii) in the case of a determination to delay such registration of its securities, shall be permitted to delay the registration of such Shares for the same period as the delay in registering such other Company securities.

         (iii) The Company shall indemnify and hold harmless the Warrantholder with respect to Shares to be sold pursuant to any Registration Statement hereunder and any of such holder's officer's, directors, employees, agents, partners, legal counsel and accountants, and each person, if any, who controls each of the foregoing within the meaning of Section 15 of the Securities Act or
Section 20(a) of the Securities Exchange Act 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing, or defending against any claim whatsoever incurred by the indemnified party in any action or proceeding between the indemnitor and indemnified party or between the indemnified party and any third party or otherwise) to which any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise under laws of foreign countries, arising from such registration statement or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any preliminary prospectus, registration statement or prospectus (as from time to time each may be amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which is included the Registrable Securities; or (iii) any application or other document or written communication (collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Registrable Securities under the securities laws thereof or filed with the commission, any state securities commission or agency, Nasdaq or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; unless such statement or omission is made in reliance upon, and in strict conformity with, written information furnished to the Company with respect to the holders expressly for the use in a preliminary prospectus, registration statement or prospectus, or any amendment supplement thereof, or in any application, as the case may be. The Company agrees promptly to notify the Warrantholder of the commencement of any litigation proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale or resale of the Shares or in connection with any such registration statement or prospectus.

         12. Fractional Shares

         Upon exercise of the Warrants the Company shall not be required to issue fractional shares of Common Stock or other capital stock. In lieu of such fractional shares, the Warrantholder shall receive an amount in cash equal to the same fraction of the (i) current Market Price of one whole Share if clause
(i), (ii) or (iii) in the definition of Market Price in Section 2 above is applicable or (ii) book value of one whole Share as reported in the Company's most recent audited financial statements if clause (iv) in the definition of Market Price in Section 2 above is applicable. All calculations under this
Section 12 shall be made to the nearest cent.

         13. Securities Act Legend

         The Warrantholder shall not be entitled to any rights of a stockholder of the Company with respect to any Shares purchasable upon the exercise hereof, including voting, dividend or dissolution rights, until such Shares have been paid for in full. As soon as practicable after such exercise, the Company shall deliver a certificate or certificates for the securities issuable upon such exercise, all of which shall be fully paid and nonassessable, to the person or persons entitled to receive the same; provided, however, that, if applicable, such certificate or certificates delivered to the holder of the surrendered Warrant shall bear a legend reading substantially as follows:

         "These securities have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and may not be sold or transferred in the absence of such registration or any exemption therefrom under such Act and laws, if applicable. The Company, prior to permitting a transfer of these securities, may require an opinion of counsel or other assurances satisfactory to it as to compliance with or exemption from such Act and laws."

         14. Notice of Adjustment

         (a) Upon any adjustment of the Purchase Price pursuant to Section 10 above, the Company, within 30 calendar days thereafter, shall have on file for inspection by the Warrantholder a certificate of the Board of Directors of the Company setting forth the Purchase Price after such adjustment, the method of calculation thereof in reasonable detail, the facts upon which such calculations were based and the number of Shares issuable upon exercise of a Warrant after such adjustment in the Purchase Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein.

         (b) In case:

             (i) the Company shall authorize the issuance to all holders of Common Stock of rights, options or warrants to subscribe for or purchase capital stock of the Company or of any other subscription rights, options or warrants; or

             (ii) the Company shall authorize the distribution to all holders of Common Stock of evidences of its indebtedness or assets; or

             (iii) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, of the conveyance or transfer of the properties and assets of the Company substantially as an entirety or of any capital reorganization or any reclassification of the Common Stock (other than a change in par value or from a specified par value to no par value or from no par value to a specified par value or as a result of a subdivision or combination); or

             (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

             (v) the Company proposes to take any other action which would require an adjustment of the Purchase Price pursuant to Section 10 above;

then, in each such case, the Company shall give to the Warrantholder at its address appearing below at least 20 calendar days prior to the applicable record date hereinafter specified in (A), (B), or (C) below, by first class mail, postage prepaid, a written notice stating (A) the date as of which the holders of record of shares of Common Stock entitled to receive any such rights, options, warrants or distribution are to be determined or (B) the date on which any such consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up or (C) the date of such action which would require an adjustment of the Purchase Price. The failure to give the notice required by this Section 14(b) or any defect therein shall not affect the legality or validity of any such issuance, distribution, consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation, winding up or other action or the vote upon any such action.

         Except as provided herein, nothing contained herein shall be construed as conferring upon the Warrantholder the right to vote on any matter submitted to the stockholders of the Company for their vote or to receive notice of meetings of stockholders or the election of directors of the Company or any other proceedings of the Company, or any rights whatsoever as a stockholder of the Company.

         15. Notices

         Any notice, request, demand or other communication pursuant to the terms of the Warrants shall be in writing and shall be sufficiently given or made when delivered or mailed by first class or registered mail, postage-prepaid, to the following addresses:

         If to the Company:

                 Network-1 Security Solutions, Inc.
                 1601 Trapelo Road
                 Reservoir Place
                 Waltham, Massachusetts 02451
                 Attn: Avi A. Fogel, President and Chief Executive Officer

         with a copy to:

                 Solovay Edlin & Eiseman, P.C.
                 845 Third Avenue, 8th Floor
                 New York, New York 10022
                 Attention:  Sam Schwartz, Esq.

         If to the Warrantholder, to the address of such Warrantholder provided to the Company by such Warrantholder for the purpose of notices, or to such other address or such other counsel as the Company or the Warrantholder may designate by written notice to the other party.

         16. Miscellaneous

         (a) All the covenants and provisions herein by or for the benefit of the Company shall bind and inure to the benefit of its successors or assigns and all of the covenants and provisions herein for the benefit of the Warrantholder hereof shall inure to the benefit of its successors or assigns.

         (b) This warrant certificate shall be deemed to be a contract made under the laws of the State of New York for all purposes and shall be construed in accordance with the laws of such State.

         (c) Nothing in this warrant certificate shall be construed to give any person or corporation other than the Company and the Warrantholder and its permitted transferees any legal or equitable right, remedy or claim under this warrant certificate; but this warrant certificate shall be for the sole and exclusive benefit of the Company and the Warrantholder and its permitted transferees.

         IN WITNESS WHEREOF, an authorized office of the Company has signed and delivered to the Warrantholder this warrant certificate as of the date first written above.

                 NETWORK-1 SECURITY SOLUTIONS, INC.


                 By:___________________________________________
                                         Avi A. Fogel,
                      President and Chief Executive Officer

ATTEST:

By:      __________________________________
         Murray P. Fish,
         Chief Financial Officer and Secretary





[CORPORATE SEAL]

                              ELECTION TO PURCHASE

(To be executed by the registered holder if such holder desires to exercise the within Warrants)

         To:      Network-1 Security Solutions, Inc.
                  1601 Trapelo Road
                  Reservoir Place
                  Waltham, MA 02451
                  Attn: Murray P. Fish, Chief Financial Officer and Secretary

The undersigned hereby (1) irrevocably elects to exercise his or its rights to purchase _____ shares of Common Stock covered by the within Warrants, (2) makes payment in full of he Purchase Price by enclosure of a certified check, (3) requests that certificates for such shares be issued in the name of:

Please print name, address and Social Security or Tax Identification Number:

------------------------------------------------

------------------------------------------------

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and (4) if said number of shares shall not be all the shares evidenced by the within Warrants, requests that a new warrant certificate for the balance of the shares covered by the within Warrants be registered in the name of, and delivered to:

Please print name and address:

------------------------------------------------

------------------------------------------------

------------------------------------------------

                  In lieu of receipt of a fractional share of Common Stock, the undersigned will receive a check representing payment therefor.

Dated:  _____________________            _________________________________

                      By:_________________________________

                         _________________________________